Exhibit 107

Calculation of Filing Fee Tables

Form F-4
(Form Type)

Aurous Resources
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares(2)	457(f)(1)	33,145,033		$11.37	(3)	$376,859,025.21	(3)	0.0001476		$55,624.39	(3)
	Equity	Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50(4)	457(g)	15,000,000		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
	Equity	Ordinary Shares issuable upon exercise of Warrants(5)	457(g)	15,000,000	(6)	$11.73	(6)	$175,950,000.00	(6)	0.0001476		$25,970.22	(6)
		Total Offering Amount						$552,809,025.21		0.0001476		$81,594.61
		Net Fees Due										$81,594.61

(1)	All securities being registered will be issued by Aurous Resources, an exempted company incorporated under the laws of the Cayman Islands (“Aurous Resources”), in connection with the proposed business combination (the “Business Combination”) among Aurous Resources, Rigel Resources Acquisition Corp, a Cayman Islands exempted company (“Rigel”), Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company (“Aurous Gold”), Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company (“Gauta Tailings”) and RRAC Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of Aurous Resources (“Merger Sub”) as described in Aurous Resources’ Registration Statement on Form F-4 (the “Registration Statement”). Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	In connection with the Business Combination, the number of ordinary shares, par value $0.0001 per share (the “Aurous Resources Ordinary Shares”), of Aurous Resources being registered represents (i) up to 32,070,033 of Aurous Resources Ordinary Shares issued to Rigel shareholders, (ii) up to 200,000 Aurous Resources Ordinary Shares that may be issued to holders under the Transaction Success Equity Awards; and (iii) up to 875,000 Aurous Resources Ordinary Shares that may be issued to holders under the Management Incentive Share Scheme.

(3)	The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” for the Aurous Resources Ordinary Shares are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(f)(1) and Rule 457(f)(3), based on the average of the high and low prices of the ordinary shares of the Rigel Class A Ordinary Shares on the New York Stock Exchange on July 18, 2024.

(4)	In connection with the Business Combination, each whole Rigel Warrant described in the related proxy statement/prospectus that is issued and outstanding at the Closing will be exchanged for an equivalent Aurous Resources warrant (the “Aurous Resources Warrants”) and will be thereafter exercisable in accordance with the terms of the equivalent terms described in the related proxy statement/prospectus being exercisable to purchase one Aurous Resources Ordinary Share at a price of $11.50 per share, subject to adjustment.

(5)	The maximum number of Aurous Resources Warrants Aurous Resources Ordinary Shares issuable upon exercise of the Aurous Resources Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Aurous Resources Warrants has been allocated to the Aurous Resources Ordinary Shares issuable upon exercise of the Aurous Resources Warrants and included in the registration fee paid in respect of such Aurous Resources Ordinary Shares. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(6)	Based on the sum of (a) $0.23, the average of the high and low prices for the Rigel Warrants on the New York Stock Exchange on July 18, 2024, and (b) $11.50, the exercise price of the Rigel Warrants.